UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2008

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2008, United Rentals, Inc. (the “Company”) announced that it had reached a final settlement (the “Settlement”) with the Securities and Exchange Commission (the “SEC”) of the SEC’s previously announced inquiry.

Under the terms of the Settlement, which has been submitted for court approval, the Company consented, without admitting or denying the allegations in the SEC’s complaint, to the entry of a judgment requiring it to pay a civil penalty of $14 million and disgorgement of one dollar and enjoining the Company from violations of certain provisions of the federal securities laws in the future.

The foregoing summary description of the terms of the Settlement is qualified in its entirety by reference to the settlement documents with the SEC, copies of which are attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

A copy of the Company’s press release announcing the Settlement is furnished as Exhibit 99.1. As reported earlier, the Company previously recognized a charge of $14 million relating to the settlement of the SEC inquiry in the second quarter of 2008, and accordingly the Settlement will have no effect on the Company’s third quarter operating results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Consent of United Rentals, Inc. (with form of Final Judgment attached)
Exhibit 99.1	Press Release of United Rentals, Inc., dated September 8, 2008

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2008	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Consent of United Rentals, Inc. (with form of Final Judgment attached)
Exhibit 99.1	Press Release of United Rentals, Inc., dated September 8, 2008